Exhibit 10.4

GRACO INC.

NONEMPLOYEE DIRECTOR RETAINER/MEETING FEES
CASH/STOCK/DEFERRED STOCK

ELECTION/CHANGE IN ELECTION FORM

SUBMIT TO:	Secretary to the Board, Legal Department, Graco Inc., P.O. Box 1441, Mpls, MN. 55440-1441
NAME:	Stock may be registered in director's name and name of one other person. Print name(s) exactly as you wish them to appear in stock register.

EFFECTIVE DATE: This Form must be completed and delivered to the Secretary to the Board before the beginning of the taxable year in which the services are to be performed. Your election will remain in effect for, and may not be changed during, the entire taxable year. In the event that a Change in Election Form is not received prior to the beginning of any taxable year, the election currently in effect will remain in effect for the next taxable year. For an individual who becomes a nonemployee director during a taxable year, the individual must complete and deliver his Initial Election Form to the Secretary no later than 30 days after the date that the individual first becomes a nonemployee director and will be applicable only to services performed after the election.

Check One:

	Initial Election. Allocate my annual retainer and meeting fees according to the percentages indicated below.

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Change in Election. I elect to change my election for the taxable year following the current taxable year and all taxable years subsequent thereto, unless I submit a Change in Election Form prior to the commencement of the applicable taxable year. Allocate my annual retainer and meeting fees according to the percentages indicated below.

          Fill in Blanks:

Retainer: [Select one: 0%, 25%, 50%, 75%, 100%]

Percentage of Retainer paid in cash:	%

Percentage of Retainer paid in Graco stock:	%

Percentage of Retainer credited to Deferred Stock Account:	%

TOTAL**	%

Meeting Fees (Board and Committee): [Select one: 0%, 25%, 50%, 75%, 100%]

Percentage of Meeting Fees paid in cash:	%

Percentage of Meeting Fees paid in Graco stock:	%

Percentage of Meeting Fees credited to Deferred Stock Account:	%

TOTAL**	%

** Total cannot exceed 100%

Effective 12/01/05

PAYMENT ELECTION:

If you have made a Deferred Stock Account Election, select one of the payment options below. NOTE: If you are changing your payment election from a payment election previously made, the new payment election will apply only to deferrals made with respect to services performed in taxable years subsequent to the current taxable year. Previous payment elections are irrevocable with respect to services performed in the taxable years to which they apply.

I elect to receive payment from my Deferred Stock Account by the method checked below.



Lump sum. Credits to a Deferred Stock Account will be paid in full by the issuance of shares of Graco Common Stock plus cash in lieu of any fractional share on January 10 of the year following my separation from service, as defined by regulations and rulings issued under Section 409A of the Internal Revenue Code, as amended (the “IRC”), or the first business day after January 10, or such other date as elected by me. Alternative date:                                .(month/date/year)



Installments. Number of installments elected (from 2 to 15):                 . Credits to a Deferred Stock Account will be paid in annual installments by the issuance of shares of Graco Common Stock, plus cash in lieu of any fractional share, on January 10 of each year following my separation from service on the Board as defined by regulations and rulings issued under Section 409A of the IRC, or the first business day after January 10. The number of annual installments may range from 2 to 15. The amount of each payment will be computed by multiplying the number of shares credited to my Deferred Stock Account as of January 10 of each year by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment will be rounded to the nearest whole number of shares. The final installment payment will be for the whole number of shares remaining credited to my Deferred Stock Account, plus cash in lieu of any fractional share.

BENEFICIARY

In order to permit the payment of your Deferred Stock Account to a beneficiary in the event of your death prior to the complete payout of your Deferred Stock Account, provide the information indicated below:

Primary Beneficiary(ies)*	Secondary Beneficiary(ies)*
(if no primary beneficiary survives you)
Name	Name

Address	Address

Name	Name

Address	Address

*Your Primary Beneficiaries will share equally unless any beneficiary dies before you or unless you specify otherwise above.	*Your Secondary Beneficiaries will share equally unless any beneficiary dies before you or unless you specify otherwise above.

I have made the elections indicated above and on the reverse side and have received and read the Terms applicable to this Stock/Deferred Stock Program which are set forth in the document attached hereto entitled Graco Inc. Nonemployee Director Stock and Deferred Stock Program Terms and hereby agree to such Terms.

Date	Signature

Effective 12/01/05